UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2019

SENSEONICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway
Germantown, MD 20876-7005

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Solar Loan Agreement

On July 16, 2019, Senseonics Holdings, Inc. (the “Company”) and Senseonics, Incorporated, a wholly-owned subsidiary of the Company (together with the Company, “Senseonics”) entered into a Loan and Security Agreement (the “Solar Loan Agreement”) with Solar Capital, Ltd. a Maryland corporation (“Solar”), as collateral agent, and the lenders from time to time party thereto (collectively, the “Lenders”).

Pursuant to the Solar Loan Agreement, the Company may borrow term loans in an aggregate principal amount of $45.0 million (the “Term Loans”).  The closing of the Solar Loan Agreement and the funding of the Term Loans are expected to occur concurrently with the closing of the Notes Offering described below and are subject to the receipt of at least $40.0 million in net proceeds (after giving effect to certain repurchases of the Company’s 5.25% convertible senior subordinated notes due 2023 (the “2023 Notes”) with a portion of the proceeds of the Notes Offering at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest thereon) from the Notes Offering and the Equity Offering described below, the amendment of the indenture governing the 2023 Notes in connection with the Consent Solicitation (as defined below) and customary closing conditions.  The Company expects to use the proceeds of the Term Loans to repay in full and terminate the Company’s existing credit facility with Oxford Finance LLC and Silicon Valley Bank and for working capital and general corporate purposes.

Interest on the Term Loans will be payable monthly at a floating annual rate of 6.50% plus the greater of (i) the rate per annum rate published by the Intercontinental Exchange Benchmark Administration Ltd. and (ii) 2.48%, provided that the minimum floor interest rate is 8.98%.  The maturity date for the Term Loans will be June 1, 2024 (the “Maturity Date”).  Commencing on August 1, 2021, Senseonics will be required to make monthly principal amortization payments; provided that the interest only period may be extended to (i) August 1, 2022 if Senseonics’ product revenue is greater than or equal to $40.0 million on a trailing six-month basis prior to the second anniversary of the effective date and (ii) August 1, 2023 if Senseonics’ product revenue is greater than or equal to $75.0 million on a trailing six-month basis after the achievement of the first extension.

Senseonics may elect to prepay the Term Loans prior to the Maturity Date subject to a prepayment fee equal to 3.00% if the prepayment occurs within one year of the effective date, 2.00% if the prepayment occurs during the second year following the effective date, and 1.00% if the prepayment occurs more than two years after the effective date and prior to the Maturity Date.

The Solar Loan Agreement contains customary events of default, including bankruptcy, the failure to make payments when due, the occurrence of a material impairment on the Lenders’ security interest over the collateral, a material adverse change, the occurrence of a default under certain other agreements entered into by Senseonics and their subsidiaries, the rendering of certain types of judgments against Senseonics and their subsidiaries, the revocation of certain government approvals, violation of covenants, and incorrectness of representations and warranties in any material respect. Upon the occurrence of an event of default, subject to specified cure periods, all amounts owed by Senseonics would begin to bear interest at a rate that is 5.00% above the rate effective immediately before the event of default, and may be declared immediately due and payable by the Lenders.

The Term Loans are secured by substantially all of Senseonics and their subsidiaries’ assets. The Solar Loan Agreement also contains specified financial covenants related to Senseonics’ liquidity and trailing six-month revenues.

The Solar Loan Agreement also contains certain restrictive covenants that limit Senseonics’ ability to incur additional indebtedness and liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, make certain investments, pay dividends, transfer or dispose of assets, amend certain material agreements or enter into various specified transactions, as well as financial reporting requirements.

Warrants

In connection with the entry into the Solar Loan Agreement, at the closing of the Term Loan, the Company has agreed to issue the Lenders warrants to purchase shares of its common stock.  The number of shares issuable upon exercise of the warrants will equal $1,350,000 divided by the exercise price per share.  The exercise price per share will equal the lesser of (i) the 10-day trailing average of the price per share of our common stock, as determined as of the close of business on the business day immediately prior to the signing of the Term Loan, (ii) the closing price per share of our common stock on the business day immediately prior to the signing of the Term Loan, (iii) the 10-day trailing average of the price per share of our common stock, as determined as of the close of business on the business day immediately prior to the funding of the Term Loan, or (iv) the closing price per share of our common stock on the business day immediately prior to the funding of the Term Loan.

The warrants will be exercisable for ten years from the day of issuance. The Lenders also have the right to net exercise the warrants for shares of the Company’s common stock.

Consent Solicitation Support Agreement

On July 16, 2019, in connection with the Consent Solicitation (as defined below), the Company entered into a Consent Solicitation Support Agreement with beneficial holders of the 2023 Notes representing approximately 55% of the principal amount of 2023 Notes outstanding, pursuant to which, subject to the closing of the Equity Offering with at least a $25.0 million aggregate public offering price, such holders agreed to consent to certain amendments to the indenture, dated January 30, 2018, as amended by the First Supplemental Indenture dated as of January 30, 2018, among the Company and U.S. Bank National Association, as trustee, that governs the 2023 Notes (the “Indenture”) within three business days from the commencement of the Consent Solicitation.

The foregoing descriptions in this Current Report on Form 8-K of the material terms of the Solar Loan Agreement, the Warrants and the Consent Support Agreement do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety to the Solar Loan Agreement, the form of Warrant and the form of Consent Solicitation Support Agreement filed hereto as exhibits.

Item 1.02 Termination of a Material Definitive Agreement.

On July 16, 2019, the Company terminated its Sales Agreement (the “Sales Agreement”), dated March 30, 2018, with Cowen and Company, LLC (“Cowen”), pursuant to which the Company could from time to time sell shares of its common stock having an aggregate offering price of up to $50 million through Cowen as sales agent. The Company did not sell any shares of its common stock pursuant to the Sales Agreement.

Item 2.02 Results of Operations and Financial Condition.

On July 16, 2019, the Company issued a press release containing preliminary second quarter 2019 financial results. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On July 16, 2019, the Company issued a press release announcing the commencement of an underwritten public offering of $25.0 million of shares of its common stock (the “Equity Offering”). In addition, on July 16, 2019, the Company issued a press release announcing the commencement of an offering of $80.0 million aggregate principal amount of convertible senior notes due 2025 (the “Notes Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and announcing that it had launched a consent solicitation to holders of the 2023 Notes seeking consent to amend the Indenture to allow the Company to incur additional indebtedness (the “Consent Solicitation”).

Copies of the Equity Offering press release and the Notes Offering press release are furnished as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K. The information contained in the press releases furnished as Exhibits 99.2 and 99.3 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

In connection with the commencement of the Equity Offering and the Notes Offering, the Company updated its investor presentation.

A copy of the updated investor presentation is filed as Exhibit 99.4 to this Current Report on Form 8-K, the contents of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1**	Loan and Security Agreement among Solar Capital Ltd., the Lenders, Senseonics, Incorporated and the Company dated as of July 16, 2019.
10.2	Form of Warrant to be issued pursuant to the Solar Loan Agreement.
10.3	Form of Consent Solicitation Support Agreement, by and among the Company and the holders of Notes named therein.
99.1	Press Release dated July 16, 2019, titled “Senseonics Holdings, Inc. Reports Preliminary Second Quarter 2019 Net Revenue.”
99.2	Press Release dated July 16, 2019, titled “Senseonics Announces Public Offering of Common Stock.”
99.3	Press Release dated July 16, 2019, titled “Senseonics Announces Commencement of Convertible Notes Offering.”
99.4	Investor Presentation.

** Portions of this exhibit (indicated by asterisks) have been excluded because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, including statements about the preliminary financial results for the quarter ended June 30, 2019, the closing of the Solar Loan Agreement, the issuance of the Warrants, the borrowing of the Term Loans, the Equity Offering, the Notes Offering and the use of proceeds therefrom and other statements containing the words “believe,” “expect,” “intend,” “may,” “projects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the closing of the public offering and such other factors as are set forth in the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 15, 2019, the preliminary prospectus supplement related to the Equity Offering and the Company’s other filings with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2019	Senseonics Holdings, Inc.

	By:	/s/ Jon Isaacson
Jon Isaacson
Chief Financial Officer